UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2009

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 30, 2009, the total cash balance in the aggregate amount of $1,750,000 held in escrow pursuant to a letter agreement (the “Letter Agreement”) dated February 13, 2009 between the Registrant and Horst Dieter Esch (“Esch”) (which Letter Agreement was filed as an exhibit to the Registrant’s Form 8-K filed February 17, 2009) was released and paid to Signature Bank (“Signature”) as a result of the occurrence of a “Bank Payoff Event” under the Letter Agreement (See Item 2.04 below).  As previously disclosed, the Letter Agreement provided that in the event of the payment of funds from escrow to Signature, the Registrant was required to promptly issue to Esch, in replacement of the funds held in escrow, a promissory note in the principal amount of the amount paid to Signature.  Accordingly, on December 31, 2009, the Registrant issued to Esch a promissory note in the principal amount of $1,750,000 (the “Note”).  Interest on the outstanding principal balance of the Note accrues at the “Weighted Average Loan Document Rate” (as defined below) and is payable in arrears on a monthly basis.  The “Weighted Average Loan Document Rate” is calculated using a weighted average formula based on the rates applicable to the principal amounts outstanding for each of the two components of the Credit Facility (as defined in Item 2.04) - revolver ($2,000,000 principal outstanding at December 30, 2009 at a rate of prime plus 0.5%) and term loan ($25,000 principal outstanding at December 30, 2009 at a rate of 6.65%) - prior to release of the escrow.  The effective interest rate of the Note is therefore prime plus approximately 0.58%, or approximately 3.83%.  Principal under the Note shall be repaid in quarterly installments of $250,000 until payment in full of the Note.  The outstanding principal balance of the Note, together with all accrued, but unpaid interest thereon, is due and payable on December 31, 2010.  In the event that the Registrant closes a new revolving bank or debt facility which provides the Registrant with committed working capital financing, the Registrant is required to pay down the Note in the amount of the funds that the Registrant is initially permitted to draw under such new facility. The Note is unsecured and is pre-payable by the Registrant at any time without penalty or premium.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 hereto.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 30, 2009, Signature delivered a demand letter (the “Demand Letter”) to the Registrant and Wilhelmina International, Ltd. (“Wilhelmina”), the Registrant’s principal operating subsidiary, requesting the immediate payment of all outstanding principal and accrued interest in the aggregate amount of $2,018,750 under an Amended and Restated Revolving Credit Note dated January 10, 2008 issued by Wilhelmina to Signature in connection with a Loan Agreement dated December 21, 2005 between Wilhelmina and Signature (collectively, the “Credit Facility”).  The maturity date of the Credit Facility had been previously extended by the parties to October 4, 2009, and the parties failed to reach agreement on amended terms requested by Signature to obtain a further extension.

The delivery of the Demand Letter requesting mandatory repayment of principal under the Credit Facility triggered a “Bank Payoff Event” under the Letter Agreement as defined therein.  Accordingly, in accordance with the terms of the Letter Agreement, the aggregate amount of $1,750,000 that was held in escrow was released and paid to Signature (the “Escrow Payoff”) (see Item 2.03).  As a result of the Escrow Payoff, as of December 30, 2009, a sum of $268,750 remained owing to Signature under the Credit Facility.

Signature has not terminated the Credit Facility as of the date hereof.  The Registrant intends to continue discussions with Signature with respect to an extension and/or amendment of the Credit Facility, and believes that the repayment of a substantial balance of previously outstanding amounts under the Credit Facility pursuant to the Escrow Payoff is a constructive step in this regard.  The Registrant may also seek to repay the remaining balance of the Credit Facility through internally generated cash and/or new financing sources.  Notwithstanding the foregoing, no assurances can be given that any such extension or amendment, or any such repayment through internally generated cash or new financing, will occur.  The Credit Facility is collateralized by all of the assets of Wilhelmina and the Registrant’s other subsidiaries (other than Wilhelmina Miami, Inc.), and is guaranteed by a shareholder of Registrant.

Item 8.01.	Other Events.

As disclosed in the Registrant’s Form 10-Q filed on November 17, 2009, the Registrant previously notified Lorex Investments AG (“Lorex”), Krassner Family Investments Limited Partnership (“Krassner L.P.”), Brad Krassner (“Krassner”) and Esch (collectively, the “Selling Parties”) of a required $6,193,400 post-closing downward adjustment to the purchase price in connection with the acquisition (the “Acquisition”) by the Registrant of Wilhelmina and its affiliated companies pursuant to the applicable provisions of a purchase agreement dated August 25, 2008 (the “Purchase Agreement”).  The Registrant had notified Esch and Krassner that based on the amount of the purchase price adjustment, each of Esch and Krassner are required to pay (or cause Lorex and Krassner L.P. to pay) to the Registrant $2,250,000 in cash (or $4,500,000 in the aggregate) and if either Esch or Krassner fails to timely make (or cause Lorex or Krassner L.P. to timely make) the required cash payment, the Registrant has the right under the Purchase Agreement to promptly repurchase for $.0001 per share 50% of such number of 19,229,746 shares currently held in escrow (the “Restricted Shares”) determined based on a specified formula (or a total of 100% of such number of shares in the event both Esch and Krassner fail to timely make the cash payments).  The Registrant had notified the Selling Parties that, based on its purchase price adjustment calculation, it will have the right to repurchase all 19,229,746 Restricted Shares in the event Lorex and Krassner L.P. fail to make the required cash payments.  Lorex and Krassner L.P. responded that they did not believe the Registrant gave timely notice of its calculations of the purchase price adjustment in accordance with the provisions of the Purchase Agreement and that they disagree with certain of the Registrant’s calculations.  The Registrant believes its calculations of the purchase price adjustment were accurate and were timely submitted to Lorex and Krassner L.P. in accordance with the provisions of the Purchase Agreement.  After the parties failed to resolve their dispute regarding the calculation of the purchase price adjustment, the parties retained RSM McGladrey, Inc. (“McGladrey”) in accordance with the terms of the Purchase Agreement to make a final determination as to the purchase price adjustment based on the calculations and supporting documentation submitted by the respective parties.

On December 22, 2009, the Registrant received the final determination of McGladrey with respect to the calculation of the purchase price adjustment.  McGladrey determined that a price adjustment was required which would enable the Registrant to repurchase all 19,229,746 Restricted Shares, unless the Selling Parties elect to purchase such shares in accordance with the relevant provisions of the Purchase Agreement.

On December 23, 2009, the Registrant was served with a lawsuit filed by the Selling Parties in the U.S. District Court, Southern District of New York, seeking a declaration that as a result of its alleged failure to comply with the notice deadline in the Purchase Agreement, the Registrant is barred from seeking any such purchase price adjustment.  The lawsuit also seeks to enjoin the Registrant from repurchasing the Restricted Shares and the escrow agent from effecting any such repurchase by the Registrant.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

10.1	Promissory Note dated December 31, 2009 issued by Wilhelmina International, Inc. to Horst Dieter Esch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2010	Wilhelmina International, Inc.

	By:	/s/ Mark Schwarz
		Name:	Mark Schwarz
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note dated December 31, 2009 issued by Wilhelmina International, Inc. to Horst Dieter Esch.